UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 26, 2013

Voz Mobile Cloud, Ltd
(Exact name of registrant as specified in its charter)

Washington	333-11102968
(State of incorporation or organization)	(IRS Employer Identification No.)

Commission File No.: 333-185523

190 Middle Road, #19-05 Fortune Centre Singapore 688979
(Address of principal executive offices and zip code)

(+65 679585729)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2013, Voz  Mobile Cloud, Ltd   (the "Company") accepted the resignation of its sole officer and director Lawrence S.H. Lee.   Mr. Lees’ resignation as sole officer and director of the Company was effective on August 26, 2013.

Item 8.01 Other Events.

As reported on its Form 8-K filed with the Securities and Exchange Commission on July 16, 2013, the Company entered into an agreement (the “Settlement Agreement”) with BaxTech Asia PTE LTD, (“Baxtech”)  a Singapore company controlled by our former officer and director, Lawrence S.H. Lee.

Pursuant to the Settlement Agreement, the Company and BaxTech terminated:

(i)	the September 11, 2011 agreement (the "Asset Purchase Agreement") between the Company and BaxTech; and

(ii)	the December 14, 2012, agreement (the “Reseller Agreement”) between the Company and BaxTech.

As a result of the Settlement Agreement, the Company:

(i)	assigned all of its assets including its trademarks and patents to BaxTech or its assignees;

(ii)	changed its name to Oro Plata Resources, Corp; and

(iii)	has no assets, business plan or operations.

As a result of Lawrence S.H. Lee’s resignation, the Company has no officers or directors.

The Termination and Settlement Agreement was approved by the Company’s sole director Lawrence S.H. Lee and ratified by its majority shareholder, BaxTech, a Singapore company controlled by Mr. Lee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Voz Mobile Cloud, LTD

Date: August 27, 2013	By:	/s/ Lawrence Lee
Lawrence S.H. Lee
Chief Executive Officer

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